Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256526

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common shares with no par value	US$150,000,000	US$16,365

(1)
Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Act"). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-256526 filed by the registrant on May 27, 2021.

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 27, 2021)

Up to $150,000,000 of
Common Shares

Canadian Solar Inc.

         We have entered into a distribution agency agreement with US Tiger Securities, Inc., which we refer to as Tiger Brokers or the sales agent, relating to our common shares, with no par value, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agency agreement, we may offer and sell our common shares having an aggregate offering price of up to $150,000,000 from time to time on the Nasdaq Global Select Market or other markets for our common shares in the U.S. through Tiger Brokers as our sales agent.

         Our common shares are listed on the Nasdaq Global Select Market under the symbol "CSIQ." On May 26, 2021, the last reported sale price of our common shares on the Nasdaq Global Select Market was $41.00 per share. We have applied to the Nasdaq Global Select Market for the listing of the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. Listing will be subject to us fulfilling all the listing requirements of the Nasdaq Global Select Market and is a condition of sales under the distribution agency agreement.

         Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at-the-market offerings" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, (the "Securities Act"). Tiger Brokers will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Tiger Brokers and us. Sales of the shares of our common stock, if any, through Tiger Brokers or directly to Tiger Brokers acting as principal will be made by means of ordinary brokers' transactions on the Nasdaq Global Select Market, the existing United States trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions with our prior approval at market prices prevailing at the time of sale or at prices related to prevailing market prices, or any other method permitted by law. If we and Tiger Brokers agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Global Select Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering, as required by Rule 424(b) under the Securities Act. We may also sell shares of our common stock to Tiger Brokers as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to Tiger Brokers as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus or pricing supplement.

         Tiger Brokers is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the distribution agency agreement and unless otherwise agreed by us and Tiger Brokers, Tiger Brokers will use its commercially reasonable efforts to sell the shares offered as our sales agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

         We also may sell some or all of the common shares to the sales agent as principal for its own account at a price per share agreed upon at the time of sale. If we sell common shares to the sales agent as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

         The sales agent will be entitled to certain compensation in connection with the sale of our common shares on our behalf. As a result, the sales agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts.

         Before buying shares of our common shares, you should carefully consider the risk factors described in "Risk Factors" beginning on page S-7 of this prospectus supplement.

         Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Tiger Brokers

The date of this prospectus supplement is May 27, 2021.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of an "automatic shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our common shares and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Tiger Brokers has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Tiger Brokers is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

  •
  "we," "us," "our company," "our" or "Canadian Solar" refers to Canadian Solar Inc., a British Columbia company, its predecessor entities and its subsidiaries;

  •
  "China" or "PRC" refers to the People's Republic of China, excluding, for the purposes of this prospectus supplement, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "shares" refers to common shares, with no par value, of Canadian Solar Inc.;

  •
  "$," "US$" and "U.S. dollars" are to the legal currency of the United States;

  •
  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "C$," "CAD" and "Canadian dollars" are to the legal currency of Canada;

  •
  "€" and "Euro" are to the legal currency of the European Economic and Monetary Union;

  •
  "kW," "MW" and "GW" are to kilowatts, megawatts and gigawatts, respectively; and

  •
  "PV" is to photovoltaic. The photovoltaic effect is a process by which sunlight is converted into electricity.

        We use the noon buying rate in The City of New York for cable transfers in Renminbi, Euros, British pounds, Japanese yen, Canadian dollars, Australian dollars, Thai Baht, Brazilian reals and South African rand per U.S. dollars as certified for customs purposes by the Federal Reserve Bank of New York to translate Renminbi, Euros, British pounds, Japanese yen, Canadian dollars, Australian dollars, Thai Baht, Brazilian reals and South African rand to U.S. dollars not otherwise recorded in our consolidated financial statements and included elsewhere in this prospectus. Unless otherwise stated, the translation of Renminbi, Euros, British pounds, Japanese yen, Canadian dollars, Australian dollars, Thai Baht, Brazilian reals and South African rand into U.S. dollars was made by the noon buying rate in effect on March 31, 2021, which was RMB6.5518 to $1.00, €0.8516 to $1.00, £0.7249 to $1.00, ¥110.6100 to $1.00, C$1.2571 to $1.00, AUD1.3135 to $1.00, THB31.2500 to $1.00, BRL5.6590 to $1.00 and ZAR14.7475 to $1.00. We make no representation that the Renminbi, Euros, British pounds, Japanese yen, Canadian dollars, Australian dollars, Thai Baht, Brazilian reals, South African rand or U.S. dollars amounts referred to in this prospectus supplement or accompanying prospectus could have been or could be converted into U.S. dollars, Euros, British pounds, Japanese yen, Canadian dollars, Australian dollars, Thai Baht, Brazilian reals South African rand or Renminbi, as the case may be, at any particular rate or at all. See "Item 3D. Risk Factors—Risks Related to Our Company and Our Industry—Fluctuations in exchange rates could adversely affect our business, including our financial condition and results of operations" in our 2020 annual report.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the information incorporated herein by reference may contain "forward-looking" statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would," or similar expressions, which refer to future events and trends, identify forward-looking statements. For instance, we make forward-looking statements such as our expected manufacturing capacity, our estimated silicon raw material requirements and average selling price of our standard solar module. We do not guarantee that the transactions and events described in this prospectus supplement and the accompanying prospectus will happen as described or that they will happen at all. You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation may change in the future.

        Whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results. The "Risk Factors" section of this prospectus supplement directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

        This prospectus supplement also contains or incorporates by reference data related to the solar power market in several countries, including China. These market data, including industry demand and product pricing, include projections that are based on a number of assumptions. Demand for solar generated electricity may not ultimately increase at the rates expected, or at all. The failure of the market to grow at the projected rates may materially and adversely affect our business and the market price of our securities. In addition, the rapidly changing nature of the solar power market and related regulatory regimes subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

SUMMARY

        An investment in our common shares involves certain risks. You should carefully consider the risks described below as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The value of our common shares could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note Regarding Forward-Looking Statements" in this prospectus supplement and the accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

About Canadian Solar Inc.

        We are one of the world's largest solar power companies and a leading vertically-integrated provider of solar power products, services and system solutions with operations in North America, South America, Europe, South Africa, the Middle East, Australia and Asia. We are continued in British Columbia, Canada, and conduct most of our manufacturing operations in China and Southeast Asia.

        Our business consists of the following two business segments: CSI Solar segment and Global Energy segment. Our CSI Solar Segment involves the design, development, manufacturing and sale of a wide range of solar power products, including solar modules, solar system kits, battery energy storage solutions, China energy (including solar projects, EPC services and electricity revenue in China), and other materials, components and services (including EPC). Our Global Energy Segment primarily consists of global solar and energy storage power projects (excluding China), O&M and asset management services, global electricity revenue (excluding China), as well as other development services.

        Under our CSI Solar business segment, we design, develop and manufacture solar ingots, wafers, cells, modules and other solar power products. Our solar power products include standard solar modules and specialty solar products. Our products include a range of solar modules built to general specifications for use in a wide range of residential, commercial and industrial solar power generation systems. Specialty solar products consist of customized solar modules that our customers incorporate into their own products and complete specialty products, such as portable solar home systems. We employ a flexible, vertically integrated business model that combines internal manufacturing capacity with direct material purchases of both cells and wafers. We believe this approach has benefited us by lowering the cost of materials of our solar module products. We also believe that this approach provides us with greater flexibility to respond to short-term demand increases.

        Our competitive advantage is driven by our strong brand, defined as being rated the number one "most bankable brand" by Bloomberg New Energy Finance over the past four consecutive annual bankability surveys. We also have one of the most globally diverse end markets, shipping to over 70 countries on an average quarter, including the U.S., Japan, China, Vietnam, Brazil, Spain, Australia, Germany, Mexico, Canada and the Netherlands. Our customers are primarily distributors, system integrators, project developers and installers/EPC companies, but our markets are over-indexed to premium markets and segments, such as the distributed generation segment which accounted for 54% of our total shipments in 2020. This was significantly higher than the share of the distributed generation segment overall, which accounted for 38% of the global market.

        Our Global Energy segment primarily comprises solar power project development and sale, solar power projects operation and sales of electricity globally outside of China, and our CSI Solar segment comprises solar power project development and sale, solar power projects operation, and sale of electricity in China. While we plan to continue to monetize our current portfolio of solar power projects in operation, we also intend to grow our energy business by expanding our project pipeline. In March 2015, we acquired Recurrent Energy, LLC, or Recurrent, a leading solar energy developer with solar power projects located principally in California and Texas, and thereby significantly increased our solar project pipeline.

        In October 2017, our Japanese subsidiary sponsored the listing of the Canadian Solar Infrastructure Fund on the Tokyo Stock Exchange. It currently remains as the largest publicly listed solar infrastructure fund in Japan, which is one of our key markets.

        As of March 31, 2021, our project backlog (formerly called late-stage, utility-scale, solar project pipeline), which refers to projects that have passed their Risk Cliff Date and are expected to be built in the next one to four years, totaled approximately 3.7 gigawatt peak, or GWp, with 744 megawatt peak, or MWp, in North America, 2,098 MWp in Latin America, 191 MWp in Asia Pacific excluding China, 400 MWp in EMEA, and 80 MWp in China. The Risk Cliff Date depends on the country where a project is located and is defined as the date on which the project passes the last of the high-risk development stages (usually receipt of all required environmental approvals, interconnection agreements, FITs and PPAs.

        As of March 31, 2021, our project pipeline (formerly called our early-to-mid-stage, utility-scale, solar project pipeline) totaled 15.4 GW. In addition to our project backlog and project pipeline, as of March 31, 2021, we had 1,809 MWp of solar projects in construction; and a portfolio of solar power projects in operation totaling 477 MWp with an estimated resale value of approximately $420 million.

        Canadian Solar is one of the first movers in developing and supplying energy storage solutions and projects. Given the exponential market opportunities driven by rapid technology improvements, declining battery storage costs, rising penetration of renewable energy and accelerating retirements of fossil fuel capacity, we have been developing our technology and expertise in battery storage solutions over the past few years, strategically positioned the Company both in solar plus battery storage as well as in stand-alone storage opportunities. We have a unique advantage in tapping into the large energy storage market opportunities given our strong position as a global leader both in module manufacturing as well as a solar project development. Thus, both the CSI Solar and Global Energy segments have focused strategically on their respective energy storage businesses.

        The battery storage system integration team, currently under CSI Solar, focuses on delivering bankable, end-to-end, integrated battery storage solutions for utility scale, commercial and industrial, as well as residential applications. These systems solutions will be complemented with long-term service agreements, including future battery capacity augmentation services. In this business, we had 861 MWh of battery storage projects contracted or under construction, 1.4 GWh in high probability forecast and 4.8 GWh of early- to mid-stage pipeline as of March 31, 2021.

        The energy storage project development team, currently under Global Energy, is now fully integrated within the main solar development team, building our pipeline of utility-scale energy storage projects, both co-located with solar PV as well as stand-alone opportunities. In this business, we had 3 MWh of battery storage projects in operation, 1.2 GWh in construction, 1.1 GWh of backlog and 14.6 GWh of early-to mid-stage pipeline as of March 31, 2021.

 The Offering

Common shares offered by us	Common shares having an aggregate offering price of up to $150,000,000.
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include solar power and battery storage project development and pipeline growth and working capital. See "Use of Proceeds" on page S-10.
Nasdaq Global Select Market symbol	CSIQ
Plan of Distribution
"At-the-market" offering that may be made from time to time through our sales agent, US Tiger Securities, Inc. If we and Tiger Brokers agree on any method of distribution other than sales of shares of our common stock into the NYSE or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering, as required by Rule 424(b) under the Securities Act. We may also sell shares of our common stock to Tiger Brokers as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to Tiger Brokers as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus or pricing supplement. See "Plan of Distribution" on page S-15 of this prospectus supplement.
Risk factors
An investment in our common shares involves risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement and page 6 of the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should consider carefully before making an investment decision.

RISK FACTORS

        An investment in our common shares involves certain risks. You should carefully consider the risks described below as well as the other information, such as the risks described under the heading "Item 3D. Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2020 (our "2020 annual report") (as updated by this prospectus supplement) included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The value of our common shares could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note Regarding Forward-Looking Statements" in this prospectus supplement and the accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to This Offering

Our management has broad discretion over the use of proceeds from this offering.

        Our management will have significant discretion in applying the net proceeds that we receive from this offering. Although we expect to use the net proceeds from this offering for general corporate purposes, our board of directors retains significant discretion with respect to the use of proceeds. We may use a portion of the net proceeds to fund, acquire or invest in complementary businesses or technologies. The proceeds from this offering may be used in a manner that does not generate favorable returns. In addition, if we use the proceeds for future acquisitions, there can be no assurance that we would successfully integrate any such acquisition into our operations or that the acquired entity would perform as expected.

You will experience immediate dilution in the net tangible book value per share of the common shares you purchase.

        Since the offering price per share is higher than the net tangible book value per share of our common shares, you will suffer immediate dilution in the net tangible book value of the common shares you purchase in this offering. Based on the closing market price of our common shares on May 26, 2021 of $41.00 per share if you purchase common shares in this offering, you will suffer immediate dilution of approximately $17.13 per share in the net tangible book value of the common shares. See the section entitled "Consolidated Capitalization and Dilution" for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

The market price for our common shares may be volatile.

        The market price for our common shares has been highly volatile and subject to wide fluctuations. During the period from November 9, 2006, the first day on which our common shares were listed on the Nasdaq Global Select Market, until December 31, 2020, the market price of our common shares ranged from $1.95 to $56.42 per share. From January 1, 2021 to May 26, 2021, the market price of our common shares ranged from $34.18 to $67.39 per share. The closing market price of our common shares on May 26, 2021 was $41.00 per share. The market price of our common shares may continue to be volatile and subject to wide fluctuations in response to a wide variety of factors, including the following:

  •
  announcements of technological or competitive developments;

  •
  regulatory developments in our target markets affecting us, our customers or our competitors;

  •
  actual, projected or anticipated fluctuations in our quarterly operating results;

  •
  changes in financial estimates by securities research analysts;

  •
  changes in the economic performance or market valuations of other solar power companies;

  •
  the departure of executive officers and key research personnel;

  •
  patent litigation and other intellectual property disputes;

  •
  litigation and other disputes with our long-term suppliers;

  •
  fluctuations in the exchange rates between the U.S. dollars, Euros, Japanese yen, Canadian dollars, Renminbi, Brazilian reals and Thailand Baht;

  •
  the release or expiration of lock-up or other transfer restrictions on our outstanding common shares;

  •
  sales or anticipated sales of additional common shares; and

  •
  share repurchase program.

        In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material and adverse effect on the price of our common shares. Particularly, concerns over economic slowdown resulting from the COVID-19 pandemics have triggered a U.S. key market-wide circuit breaker for several times since March 9, 2020, leading to a historic drop for the U.S. capital market. No guarantee can be given on how the capital markets will react even though actions have been taken worldwide to combat the spread of the COVID-19. These market fluctuations may also have a material adverse effect on the market price of our common shares. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we become involved in similar securities class action litigation in the future, it could result in substantial costs and diversion of our management's attention and resources and could harm our stock price, business, prospects, financial condition and results of operations.

The common shares offered hereby will be sold in "at-the-market" offerings, and investors who buy common shares at different times will likely pay different prices.

        Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of common shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their common shares as a result of common shares sales made at prices lower than the prices they paid.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our common shares, the market price for our common shares and trading volume could decline.

        The trading market for our common shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our common shares, the market price for our common shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our common shares to decline.

Techniques employed by short sellers may drive down the market price of the common shares.

        Short selling is the practice of selling securities that a seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. Short sellers hope to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as short sellers expect to pay less in that purchase than they received in the sale. As it is in short sellers' interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

        We have been the subject of short selling, and it is not clear what long-term effect such negative publicity could have on us. We may also be subject to short seller attacks from time to time in the future. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we may have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short sellers by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could divert management's attention from the day-to-day operations of our company. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact the market price of our common shares and our business operations.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

        Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  •
  the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q, quarterly certifications by the principal executive and financial officers, or current reports on Form 8-K;

  •
  the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

  •
  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  •
  the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

        We are required to file an annual report on Form 20-F within four months of the end of each financial year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

USE OF PROCEEDS

        We may issue and sell shares of our common stock having aggregate sales proceeds of up to $150,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under, or fully utilize, the distribution agency agreement with the sales agent as a source of financing.

        We currently intend to use the net proceeds from this offering to further enhance our ability to execute our long-term strategic growth plans, including investing in our battery storage business and growing our storage pipeline. We may also use a portion of net proceeds to invest in or acquire businesses, assets or technologies that we believe are complementary to our business, including investments to strengthen our portfolio of stable, cash-yielding solar power projects that we have developed and are expected to be monetized through public vehicles in markets such as Brazil and Europe.

        The expected use of the net proceeds from the sale of common stock offered by this prospectus supplement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors and, as a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

CONSOLIDATED CAPITALIZATION AND DILUTION

        The following table presents the number of our issued and outstanding common shares and our consolidated capitalization as of March 31, 2021 on an actual and as-adjusted basis.

        The adjustments present the expected impact on the number of our issued and outstanding shares and our consolidated capitalization as of March 31, 2021 of the issuances described above and after the payment by us of the sales agent's fees and estimated transaction expenses. There has been no material change to our share capital and long-term borrowings since March 31, 2021.

        The information below should be read in conjunction with, and is qualified in its entirety by, the audited consolidated financial statements and schedules and notes thereto included in our annual report on Form 20-F for the financial year ended December 31, 2020 and management's discussion and analysis thereon, and our first quarter 2021 unaudited financial results on Form 6-K, furnished to the SEC on May 27, 2021 as incorporated by reference into this prospectus supplement.

	As of March 31, 2021
	Actual	As adjusted(1)
	(in thousands, except share data)
Long-term obligations (excluding current portion of long-term obligations):
Convertible senior notes due 2025	223,549	223,549
Long-term borrowings	467,222	467,222
Shareholders' equity:
Common shares—no par value: unlimited authorized shares, 59,869,460 shares issued and outstanding at March 31, 2021	687,033	835,579
Additional paid-in capital	(26,138)	(26,138)
Retained earnings	963,083	963,083
Accumulated other comprehensive income (loss)	(53,872)	(53,872)

Total Canadian Solar Inc. shareholders' equity	1,570,106	1,718,652

Non-controlling interests in subsidiaries	304,469	304,469

Total equity	1,874,575	2,023,121

Total capitalization	2,565,346	2,713,892

(1)
As adjusted assumes and gives effect to the issuance of 3,658,536 common shares to be offered from time to time under this prospectus supplement at an assumed price of $41.00 per share, the last reported sale price of our common shares on the Nasdaq Global Select Market on May 26, 2021, and the payment by us of the sales agent's fee and the estimated expenses of the offering.

        If you purchase common shares in this offering, your interest will be diluted to the extent of the excess of the public offering price per share over the as-adjusted net tangible book value per share after this offering. Net tangible book value per share represents the amount of our total consolidated tangible assets (which means total assets exclusive of technical know-how and computer software purchased from third parties, and deferred tax assets, net) reduced by the amount of our total liabilities and the amount of non-controlling interests in subsidiaries, divided by the total number of common shares issued and outstanding. As of March 31, 2021, we had a net tangible book value of $1,368.1 million, or approximately $22.85 per share.

        After (i) giving effect to the sale of our common shares in the aggregate amount of $150.0 million at an assumed offering price of $41.00 per share, the last reported sale price of our common shares on the Nasdaq Global Select Market on May 26, 2021 and (ii) deducting estimated offering commissions and expenses of $1.5 million, or $0.40 per share, payable by us, we would have had a net tangible book value as of March 31, 2021 of $1,516.7 million, or $23.87 per share. This represents an immediate increase in the net tangible book value of $1.02 per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $17.13 per share to new investors in this offering. The following table illustrates this per share dilution:

Assumed offering price per share	41.00
Net tangible book value per share as of March 31, 2021	22.85
Increase in net tangible book value per share attributable to this offering	1.02

As-adjusted net tangible book value per share after this offering	23.87
Dilution per share to new investors in this offering	17.13

        The table above assumes for illustrative purposes that an aggregate of 3,658,536 of our common shares are sold at a price of $41.00 per share, the last reported sale price of our common shares on the Nasdaq Global Select Market on May 26, 2021, for aggregate gross proceeds of $150.0 million. The common shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the common shares are sold from the assumed offering price of $41.00 per share shown in the table above, assuming all of our common shares in the aggregate amount of $150.0 million are sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering to $18.09 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the common shares are sold from the assumed offering price of $41.00 per share shown in the table above, assuming all of our common shares in the aggregate amount of $150.0 million are sold at that price, would decrease the dilution in net tangible book value per share to new investors in this offering to $16.16 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

        The calculations above are based upon 59,869,460 common shares issued and outstanding as of March 31, 2021 and exclude:

  •
  convertible notes representing the right to receive a total of 6,272,261 common shares upon conversion;

  •
  stock options representing the right to purchase a total of 26,291 common shares at a weighted average exercise price of $9.33 per share; and

  •
  restricted share units representing the right to receive a total of 1,808,001 common shares upon vesting.

DIVIDEND POLICY

        We have never declared or paid any dividends on our common shares, nor do we have any present plan to declare or pay any dividends on our common shares in the foreseeable future. We currently intend to retain our available funds and any future earnings to operate and expand our business.

        Our board of directors has complete discretion on whether to pay dividends, subject only to the requirements of the BCBCA. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations, earnings, capital requirements, surplus, general financial condition, contractual restrictions, and other factors that our board of directors may deem relevant.

DESCRIPTION OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT

        In this offering, we may offer and sell our common shares having an aggregate offering price of up to $150,000,000 from time to time on the Nasdaq Global Select Market or other markets for our common shares through Tiger Brokers acting as our agent. As of the date of this prospectus supplement, our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of March 31, 2021, 59,869,460 common shares and no preferred shares were issued and outstanding. The material terms and conditions of our shares of common shares are described under the captions "Description of Share Capital," on page 12 of the accompanying prospectus.

PLAN OF DISTRIBUTION

        Sales of our common shares under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at-the-market offerings" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including by means of ordinary brokers' transactions on or through the Nasdaq Global Select Market or other markets for our common shares, sales made to or through a market maker other than on an exchange or otherwise in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agents.

        Upon written instruction from us, US Tiger Securities, Inc., as sales agent, will use its reasonable efforts to sell on our behalf, as our agent, the common shares offered hereby as agreed upon by us and the sales agent. We will designate the maximum amount of common shares to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the distribution agency agreement, the sales agent will use its reasonable efforts to sell, as our sales agent and on our behalf, all of the designated common shares. We may instruct the sales agent not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of common shares under the distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of common shares under the distribution agency agreement by notifying us of such suspension.

        The sales agent will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market each day on which our common shares are sold under the distribution agency agreement. Each confirmation will include the number of common shares sold on that day, the gross sales price per share and the compensation payable by us to the sales agent in connection with the sales. We will report at least quarterly the number of common shares sold through the sales agent under the distribution agency agreement, the proceeds to us (before expenses) and the compensation paid by us to the sales agent in connection with the sales of the common shares.

        We will pay the sales agent compensation for its sale of common shares as follows: (a) if the gross sales price of the common shares sold pursuant to the distribution agency agreement (before expenses) of the offering equals $150 million or more, the sales agent shall be paid $500,000 in total compensation; and (b) if the gross sales price of the common shares sold pursuant to the distribution agency agreement is less than $150 million, the sales agent shall be paid $200,000 in total compensation. Our net proceeds from the offering of shares hereunder will equal the gross proceeds, less the sales agent's commission less any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales.

        Settlement for sales of common shares will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Under the terms of the distribution agency agreement, we also may sell shares to US Tiger Securities, Inc. as principal for its own account at a price agreed upon at the time of sale. If we sell shares to US Tiger Securities, Inc. as principal, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

        In connection with the sale of the common shares on our behalf, US Tiger Securities, Inc. may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and the compensation paid to it may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to US Tiger Securities, Inc. against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered hereby.

        If the sales agent or we have reason to believe that our common shares do not satisfy the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act for an "actively traded security", that party will promptly notify the other and sales of common shares under the distribution agency agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agent and us.

        The offering of common shares pursuant to the distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common shares subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

        The address of US Tiger Securities, Inc. is 437 Madison Ave 27th Floor, New York NY 10022, U.S.A.

TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in "Item 10. Additional Information—E. Taxation" in our 2020 annual report.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

        We have filed a registration statement on Form F-3 to register the shares to be issued pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC or from the SEC's website.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of quarterly reports and proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on April 19, 2021; and

  •
  our report on Form 6-K, including any exhibits thereto, furnished to the SEC on May 27, 2021.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on April 19, 2021 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

        We will also incorporate by reference any future filings made by us with the SEC under the Exchange Act after the date of this prospectus supplement until we sell all of the common shares offered by this prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K, but only to the extent specifically indicated in those submissions. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

        Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Huifeng Chang, Chief Financial Officer
Canadian Solar Inc.
545 Speedvale Avenue West
Guelph, Ontario, Canada N1K 1E6
Tel: (1-519) 837-1881

        You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any related free writing prospectus is delivered or our common shares are sold on a later date.

LEGAL MATTERS

        Certain legal matters as to United States federal and New York state law in connection with this offering will be passed upon for us by Kirkland & Ellis International LLP. Certain legal matters as to United States federal and New York state law in connection with this offering will be passed upon for the underwriters by Winston & Strawn LLP. Certain legal matters as to Canadian law will be passed upon for us by WeirFoulds LLP. Legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm and for the sales agent by King & Wood Mallesons.

EXPERTS

        The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company's annual report on Form 20-F, and the effectiveness of Canadian Solar Inc.'s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 30th Floor, Bund Center, 222 Yan An Road East, Shanghai, People's Republic of China.

PROSPECTUS

Canadian Solar Inc.

Common Shares

Preferred Shares

Warrants

        We may offer and sell from time to time common shares, preferred shares and warrants of Canadian Solar Inc. in any combination from time to time in one or more offerings. The preferred shares and warrants may be convertible into or exercisable or exchangeable for our common shares or other securities. This prospectus provides you with a general description of the securities we may offer.

        In addition, from time to time, selling shareholders named in a prospectus supplement may offer and sell our common shares held by them. We will not receive any proceeds from the sales of our common shares by selling shareholders.

        Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement, as well as any documents incorporated by reference in this prospectus and the applicable supplement, before you invest in any of our securities.

        We may sell the securities independently or together with any other securities registered hereunder through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

        Our common shares are listed on the Nasdaq Global Select Market under the symbol "CSIQ."

        Investing in our securities involves risks. See the "Risk Factors" section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2021

i

ABOUT THIS PROSPECTUS

        Before purchasing any of the securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

        In this prospectus, unless otherwise indicated or unless the context otherwise requires,

  •
  "we," "us," "our company," "our" or "Canadian Solar" refers to Canadian Solar Inc., a company continued in the Province of British Columbia, Canada, its predecessor entities and its subsidiaries;

  •
  "China" or "PRC" refers to the People's Republic of China, excluding, for the purposes of this prospectus and any prospectus supplement, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "shares" or "common shares" refers to common shares of Canadian Solar Inc. with no par value;

  •
  "$," "US$" and "U.S. dollars" refers to the legal currency of the United States;

  •
  "RMB" and "Renminbi" refers to the legal currency of China;

  •
  "C$," "CAD" and "Canadian dollars" refers to the legal currency of Canada; and

  •
  "€" and "Euro" are to the legal currency of the European Economic and Monetary Union of the European Union.

        This prospectus is part of an "automatic shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. By using a shelf registration statement, we or any selling shareholders may sell our shares, preferred shares and warrants or any combination of any of the foregoing from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we or any selling shareholders sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

        The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

        Our website address is http://www.canadiansolar.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on April 19, 2021; and

  •
  with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on April 19, 2021 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Huifeng Chang, Director and Chief Financial Officer
Canadian Solar Inc.
545 Speedvale Avenue West
Guelph, Ontario, Canada N1K 1E6
Tel: (1-519) 837-1881

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain "forward-looking" statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would," or similar expressions, which refer to future events and trends, identify forward-looking statements. For instance, we make forward-looking statements such as our expected manufacturing capacity, our estimated silicon raw material requirements and our estimated silicon consumption rate. We do not guarantee that the transactions and events described in this prospectus or in any prospectus supplement will happen as described or that they will happen at all. You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation may change in the future.

        Whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results. The "Risk Factors" section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

        This prospectus also contains or incorporates by reference data related to the solar power market in several countries, including China. These market data, including industry demand and product pricing, include projections that are based on a number of assumptions. Demand for solar generated electricity may not ultimately increase at the rates expected, or at all. The failure of the market to grow at the projected rates may materially and adversely affect our business and the market price of our securities. In addition, the rapidly changing nature of the solar power market and related regulatory regimes subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

 OUR COMPANY

Overview

        We are one of the world's largest solar power companies and a leading vertically-integrated provider of solar power products, services and system solutions with operations in North America, South America, Europe, South Africa, the Middle East, Australia and Asia. We are continued in British Columbia, Canada, and conduct most of our manufacturing operations in China and Southeast Asia.

        Our business consists of the following two business segments: CSI Solar segment and Global Energy segment. Our CSI Solar Segment involves the design, development, manufacturing and sale of a wide range of solar power products, including solar modules, solar system kits, battery energy storage solutions, China energy (including solar projects, EPC services and electricity revenue in China), and other materials, components and services (including EPC). Our Global Energy Segment primarily consists of global solar and energy storage power projects (excluding China), O&M and asset management services, global electricity revenue (excluding China), as well as other development services.

        Under our CSI Solar business segment, we design, develop and manufacture solar ingots, wafers, cells, modules and other solar power products. Our solar power products include standard solar modules and specialty solar products. Our products include a range of solar modules built to general specifications for use in a wide range of residential, commercial and industrial solar power generation systems. Specialty solar products consist of customized solar modules that our customers incorporate into their own products and complete specialty products, such as portable solar home systems. We employ a flexible, vertically integrated business model that combines internal manufacturing capacity with direct material purchases of both cells and wafers. We believe this approach has benefited us by lowering the cost of materials of our solar module products. We also believe that this approach provides us with greater flexibility to respond to short-term demand increases.

        Our competitive advantage is driven by our strong brand, defined as being rated the number one "most bankable brand" by Bloomberg New Energy Finance over the past four consecutive annual bankability surveys. We also have one of the most globally diverse end markets, shipping to over 70 countries on an average quarter, including the U.S., Japan, China, Vietnam, Brazil, Spain, Australia, Germany, Mexico, Canada and the Netherlands. Our customers are primarily distributors, system integrators, project developers and installers/EPC companies, but our markets are over-indexed to premium markets and segments, such as the distributed generation segment which accounted for 54% of our total shipments in 2020. This was significantly higher than the share of the distributed generation segment overall, which accounted for 38% of the global market.

        Our Global Energy segment primarily comprises solar power project development and sale, solar power projects operation and sales of electricity globally outside of China, and our CSI Solar segment comprises solar power project development and sale, solar power projects operation, and sale of electricity in China. While we plan to continue to monetize our current portfolio of solar power projects in operation, we also intend to grow our energy business by expanding our project pipeline. In March 2015, we acquired Recurrent Energy, LLC, or Recurrent, a leading solar energy developer with solar power projects located principally in California and Texas, and thereby significantly increased our solar project pipeline.

        In October 2017, our Japanese subsidiary sponsored the listing of the Canadian Solar Infrastructure Fund on the Tokyo Stock Exchange. It currently remains as the largest publicly listed solar infrastructure fund in Japan, which is one of our key markets.

        As of March 31, 2021, our project backlog (formerly called late-stage, utility-scale, solar project pipeline), which refers to projects that have passed their Risk Cliff Date and are expected to be built in the next one to four years, totaled approximately 3.7 gigawatt peak, or GWp, with 744 megawatt peak, or MWp, in North America, 2,098 MWp in Latin America, 191 MWp in Asia Pacific excluding China, 400 MWp in EMEA, and 80 MWp in China. The Risk Cliff Date depends on the country where a project is located and is defined as the date on which the project passes the last of the high-risk development stages (usually receipt of all required environmental approvals, interconnection agreements, FITs and PPAs. As of March 31, 2021, our project pipeline (formerly called our early-to-mid- stage, utility-scale, solar project pipeline) totaled 15.4 GW. In addition to our project backlog and project pipeline, as of March 31, 2021, we had 1,809 MWp of solar projects in construction; and a portfolio of solar power projects in operation totaling 477 MWp with an estimated resale value of approximately $420 million.

        Canadian Solar is one of the first movers in developing and supplying energy storage solutions and projects. Given the exponential market opportunities driven by rapid technology improvements, declining battery storage costs, rising penetration of renewable energy and accelerating retirements of fossil fuel capacity, we have been developing our technology and expertise in battery storage solutions over the past few years, strategically positioned the Company both in solar plus battery storage as well as in stand-alone storage opportunities. We have a unique advantage in tapping into the large energy storage market opportunities given our strong position as a global leader both in module manufacturing as well as a solar project development. Thus, both the CSI Solar and Global Energy segments have focused strategically on their respective energy storage businesses.

        The battery storage system integration team, currently under CSI Solar, focuses on delivering bankable, end-to-end, integrated battery storage solutions for utility scale, commercial and industrial, as well as residential applications. These systems solutions will be complemented with long-term service agreements, including future battery capacity augmentation services. In this business, we had 861 MWh of battery storage projects contracted or under construction, 1.4 GWh in high probability forecast and 4.8 GWh of early- to mid-stage pipeline as of March 31, 2021.

        The energy storage project development team, currently under Global Energy, is now fully integrated within the main solar development team, building our pipeline of utility-scale energy storage projects, both co-located with solar PV as well as stand-alone opportunities. In this business, we had 3 MWh of battery storage projects in operation, 1.2 GWh in construction, 1.1 GWh of backlog and 14.6 GWh of early- to mid-stage pipeline as of March 31, 2021.

 RISK FACTORS

        Please see the factors set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, if applicable, in any accompanying prospectus supplement before investing in any of the securities that may be offered or sold pursuant to this prospectus.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities registered as set forth in the applicable prospectus supplement.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We were incorporated under the laws of the Province of Ontario, Canada in October 2001. We changed our jurisdiction by continuing under the Canada Business Corporations Act, in June 2006. In July 2020, we filed articles of continuance, or the articles, to change our jurisdiction from the federal jurisdiction of Canada to the provincial jurisdiction of the Province of British Columbia under the Business Corporations Act (British Columbia), or the BCBCA.

        Most of our directors and officers and some of the experts named in this prospectus reside principally outside the United States. Because these persons are located outside the United States, it may not be possible for you to effect service of process within the United States upon those persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in U.S. courts, because all or a substantial portion of our assets and the assets of those persons are located outside the United States. We have been advised by WeirFoulds LLP, our Canadian counsel, that there are defenses that can be raised to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal securities laws, such that the enforcement in Canada of such liabilities and judgments is not certain. Therefore, it may not be possible to enforce in Canada those actions against us, our directors and officers or the experts named in this prospectus.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.A significant portion of our current operations are conducted in China, and a significant portion of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        Zhong Lun Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of the PRC would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Zhong Lun Law Firm has advised us further that the recognition and enforcement of foreign civil judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign civil judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties or arrangements between the PRC and the country where the judgment is made or on reciprocity between jurisdictions, among others. Currently, China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign civil judgments with the United States or Canada. As a result, it is generally difficult to recognize and enforce in China a civil judgment rendered by a court in either of these two jurisdictions.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 SELLING SHAREHOLDERS

        Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell common shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell common shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders may also sell, transfer or otherwise dispose of common shares in transactions exempt from the registration requirements of the Securities Act.

        If any selling shareholder is to offer and sell common shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of common shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

        We are a British Columbia corporation, and our affairs are governed by our notice of articles and our articles, each as amended from time to time, and the provisions of the BCBCA.

        As of the date of this prospectus, our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of March 31, 2021, 59,869,460 common shares and no preferred shares were issued and outstanding.

        The following summary description of our share capital does not purport to be complete and is qualified in its entirety by reference to our notice of articles and articles. If you would like more information on our common shares, you should review our notice of articles, articles and the BCBCA.

Common Shares

General

        All of our common shares are fully paid and non-assessable. Our common shares are issued in registered form and may or may not be certificated although every shareholder is entitled at their option to a share certificate that complies with the BCBCA. Except as provided in the Investment Canada Act (Canada), there are no limitations on the rights of shareholders who are not residents of Canada to hold and vote common shares.

Dividends

        Holders of our common shares are entitled to receive, from funds legally available therefor, dividends when and as declared by the board of directors, subject to any prior rights of the holders of our preferred shares if issued. The BCBCA provides that a corporation may not declare or pay a dividend if there are reasonable grounds for believing that the corporation is, or would be after the payment of the dividend, unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and stated capital of all classes of shares of its capital. These rights are subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of common shares with respect to dividends.

Voting Rights

        Each common share is entitled to one vote on all matters upon which the common shares are entitled to vote.

Liquidation

        With respect to a distribution of assets in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets for the purposes of winding up our affairs, assets available for distribution among the holders of common shares shall be distributed among the holders of the common shares on a pro rata basis, subject to any prior rights of the holders of our preferred shares if issued.

Variations of Rights of Shares

        The articles provide that all or any of the rights attached to our common shares may, subject to the provisions of the BCBCA, be amended or varied by way of special resolution passed at a meeting of the holders of the shares of common shares or, in lieu thereof, by unanimous shareholder consent resolution.

Transfer Agent and Registrar

        Computershare Inc. is the transfer agent and registrar for our common shares. The address of Computershare Inc. is 150 Royal Street, Canton, MA, United States of America.

Shareholders' Rights

        The BCBCA, our notice of articles and our articles govern us and our relations with our shareholders. The following is a summary of certain rights of holders of our common shares under our articles and the BCBCA. This summary is not intended to be complete and is qualified in its entirety by reference to the BCBCA, our notice of articles and articles.

Stated Objects or Purposes

        Our articles do not contain any stated objects or purposes and do not place any limitations on the business that we may carry on.

Shareholder Meetings

        Pursuant to the BCBCA, we must hold an annual meeting of our shareholders at least once every calendar year at a time and place determined by the board, provided that the meeting must not be held later than 15 months after the preceding annual meeting or later than six months after the end of our preceding financial year. A meeting of our shareholders may be held at any place within British Columbia or, if determined by our directors, any location outside British Columbia including, but not limited to, New York, New York, United States of America, Los Angeles, California, United States of America, London, England, and the Hong Kong Special Administrative Region of the People's Republic of China or Shanghai, the People's Republic of China.

        Subject to any special rights or restrictions attached to any shares, voting at a meeting of shareholders may be conducted by way of poll or by show of hands or, in certain other circumstances as required by the BCBCA, in any other manner that adequately discloses the intentions of the shareholders present. Accordingly, the articles provide that:

  (a)
  on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy; and

  (b)
  on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote.

        A poll may be demanded by the chairman of the meeting or by any shareholder present in person or by proxy. However, if such a poll is demanded, the poll must be taken at the meeting or within seven days after the date of the meeting, as the chair of the meeting so directs, and in the manner, at the time and at the place that the chair of the meeting directs.

        A special resolution is a resolution passed by not less than two-thirds of the votes cast by the shareholders entitled to vote on the resolution at a meeting at which a quorum is present. An ordinary resolution is a resolution passed by not less than a simple majority of the votes cast by the shareholders entitled to vote on the resolution at a meeting at which a quorum is present.

Notice of Meeting of Shareholders

        Our articles provide that we must send notice of the date, time and location of any meeting of shareholders or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting at least 21 days nor more than 2 months before the date of the meeting.

Quorum

        Under the BCBCA, unless the corporation's articles provide otherwise, a quorum is present at a meeting of shareholders if two shareholders entitled to vote at the meeting are present whether in person or represented by proxy. Our articles provide that, subject to the special rights and restrictions attached to the shares of any affected class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two or more persons, present in person or by proxy and together holding or representing by proxy shares carrying at least 33 1/3 percent of the votes entitled to be voted at the meeting.

Record Date for Notice of Meeting of Shareholders

        Our board may fix, in advance, a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 2 months or by less than 21 days the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be 5:00 p.m. on the day immediately preceding the day on which the notice is given or, if no notice is given, the beginning of the meeting.

Ability to Requisition Special Meetings of the Shareholders

        The BCBCA provides that the holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may give notice to the directors requiring them to call a meeting for the purposes stated in the requisition.

Shareholder Proposals

        A shareholder entitled to vote at a meeting of shareholders who has held one or more shares with a fair market value of at least C$2,000 for an uninterrupted period of at least 2 years before the date of the signing of the proposal may submit to us a shareholder's proposal and discuss at the meeting any matter in respect of which the shareholder would have been entitled to submit in said proposal, including nominations for the election of directors.

Authorization of Certain Corporate Action

        Under the BCBCA, certain substantive changes to the charter documents of the corporation, such as an alteration of the restrictions, if any, on the business carried on by the corporation, a change in the name of the corporation, an increase, reduction or elimination of the maximum number of shares that the corporation is authorized to issue out of any class or series of shares, an alteration of the special rights and restrictions attached to issued shares or the continuance of the corporation out of the jurisdiction of the BCBCA, require a resolution of the type specified in the articles. Accordingly, if the articles fail to specify the type of resolution or, if the articles do not contain such a provision, a special resolution passed by at least two-thirds of the votes cast by shareholders on the resolution. Other fundamental changes such as a proposed amalgamation or arrangement require a similar special resolution passed by the holders of shares of each class entitled to vote at a general meeting and the holders of all classes of shares adversely affected by such changes.

Related Party Transactions

        The BCBCA does not prohibit related party transactions. But see "Interested Directors Transactions".

Dissent Rights

        The BCBCA provides that our shareholders are entitled to exercise dissent rights and demand payment of the fair value of their shares in certain circumstances and provided that the procedures set out in the BCBCA are followed. For this purpose, there is no distinction between listed and unlisted shares. Dissent rights of holders of any class of our shares exist when we resolve to:

  •
  alter the articles to alter restrictions on our powers or on the business we are permitted to carry on;

  •
  adopt an amalgamation agreement;

  •
  approve an amalgamation into a foreign jurisdiction;

  •
  approve an arrangement, the terms of which arrangement permit dissent;

  •
  authorize or ratify the sale, lease or other disposition of all or substantially all our' undertaking;

  •
  authorize our continuation into a jurisdiction other than British Columbia; or

  •
  pass any other resolution, if dissent is authorized by the resolution.

        In addition, a court order in connection with an arrangement proposed by us may permit shareholders to dissent if the arrangement is adopted.

Action by Written Consent

        Under the BCBCA, shareholders can take action by written resolution and without a meeting only if all shareholders sign the written resolution.

Preferred Shares

General

        The board has the authority, without shareholder approval, to issue an unlimited number of preferred shares in one or more series at any time and from time to time. While the issuance of preferred shares provides us with flexibility in connection with possible acquisitions or other corporate purposes, it could, among other things, have the effect of delaying, deferring or preventing a change of control transaction and could adversely affect the market price of our common shares and the notes that may be offered in this offering memorandum. We have no current plan to issue any preferred shares.

Ability to fix the Designations, Rights, Privileges, Restrictions and Conditions

        Before it issues any series of preferred shares, the board may, by resolution, fix the number of preferred shares in, and determine the designations, rights, privileges, restrictions and conditions attaching to the preferred shares of, such series, including without limitation:

  (a)
  the issue price per share, which may be expressed in a foreign currency, provided that the issue price per share shall not be less than C$1.00 (or its equivalent in a foreign currency at the date of issuance) or more than C$100.00 (or its equivalent in a foreign currency at the date of issuance);

  (b)
  the rate, amount or method of calculation of dividends, including whether such rate, amount or method shall be subject to change or adjustment in the future;

  (c)
  the method of payment of dividends, including whether such dividends shall be cumulative, non-cumulative, partially cumulative, deferred or payable on some other basis;

  (d)
  the date or dates, manner and currency or currencies of payment of dividends;

  (e)
  the restrictions, if any, on the payments of dividends on any Junior Shares (defined below);

  (f)
  the rights and obligations, if any, that we have to redeem or purchase the shares, including the prices and other terms of redemption or purchase;

  (g)
  the terms of any share purchase plan or sinking or similar fund providing for the purchase or redemption of the shares;

  (h)
  the rights, if any, of the holders of the shares to retract the shares, including the prices and other terms of retraction;

  (i)
  the rights, if any, of the holders of the shares or of us to convert or exchange the shares for other securities of ours or any other entity and the rates and other terms of conversion or exchange;

  (j)
  the voting rights, if any, attached to the shares; and

  (k)
  the preferences, if any, of the shares over any Junior Shares with respect to the distribution of our assets in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of any other distribution of our property or assets among our shareholders for the purpose of winding up its affairs, whether voluntary or involuntary.

        "Junior Shares" means the common shares and any other of our shares ranking junior to the preferred shares with respect to the payment of dividends and with respect to the distribution of assets in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of any other distribution of our property or assets among our shareholders for the purpose of winding up its affairs, whether voluntary or involuntary.

Voting Rights

        Except where the rights, privileges, restrictions and conditions attaching to a series of our preferred shares otherwise provide, the holders of our preferred shares shall not be entitled as such to receive notice of, or to attend or vote at, a meeting of our shareholders. Except where the rights, privileges, restrictions and conditions attaching to a series of our preferred shares otherwise provide, on any poll taken at any meeting of the holders of preferred shares, whether as a class or a series or two or more series, each holder of preferred shares entitled to vote at the meeting shall have one one-hundredth of a vote in respect of each C$1.00 (or its equivalent in a foreign currency at the date of issuance) of the issue price for each preferred share held. Except where the rights, privileges, restrictions and conditions attaching to a series of our preferred shares otherwise provide, the formalities to be observed with respect to the giving of notice of, and voting at, any meeting of holders of preferred shares, including without limitation, the quorum therefor, shall be those from time to time prescribed by our articles with respect to meetings of shareholders.

Creation of Additional Classes and Other Matters

        Subject to the rights, privileges, restrictions and conditions attaching to a series of our preferred shares, we may, without the approval or consent of the holders of the preferred shares voting separately as a class or series, at any time and from time to time:

  (a)
  create one or more other classes of shares ranking on a parity with the preferred shares with respect to the payment of dividends or the distribution of assets in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of any other distribution of our property or assets among our shareholders for the purpose of winding up our affairs, whether voluntary or involuntary;

  (b)
  if all dividends on each outstanding series of preferred shares accrued to the most recently preceding date for the payment of dividends on such series shall have been declared and paid or set apart for payment, create one or more other classes of shares ranking superior to the preferred shares with respect to the payment of dividends or the distribution of assets in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of any other distribution of our property or assets among our shareholders for the purpose of winding up our affairs, whether voluntary or involuntary;

  (c)
  increase any maximum number of authorized shares of any other class of shares; and

  (d)
  effect an exchange, reclassification or cancellation of all or part of the preferred shares.

Liquidation

        With respect to a distribution of assets in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets for the purposes of winding up our affairs, before any amount shall be paid to, or any property distributed among, the holders of our common shares, the holders of our preferred shares shall be entitled to receive:

  (a)
  the amount paid up on such shares or such other amount or amounts as have been provided for with respect to such shares;

  (b)
  the premium, if any, provided for with respect to such shares;

  (c)
  in the case of shares entitled to cumulative dividends, any unpaid cumulative dividends on such shares; and

  (d)
  in the case of shares entitled to non-cumulative dividends, any declared but unpaid non-cumulative dividends on such shares.

        After payment of the amounts payable to them, the holders of our preferred shares shall not be entitled to share in any further distribution of our property and assets.

No Pre-Emptive Rights

        The holders of our preferred shares shall not be entitled as such to subscribe for, purchase or receive any part of any issue of our securities, now or hereafter authorized, or any rights to acquire the same, otherwise than in accordance with any conversion, exchange or other rights which may from time to time be attached to any series of preferred shares.

Directors

Number of Directors and Election

        Under the BCBCA, our charter documents consist of (i) the notice of articles, which sets forth the name of the corporation, the corporation's registered and records office, the names and addresses of our directors and the amount and type of authorized capital, and (ii) the articles, which govern the management of the corporation, set out any special rights or restrictions attached our shares and establishes the procedures for changing the number of directors on our board.

        Accordingly, as we are a public company, as such term is defined in the BCBCA, the articles provide that the board must consist of the greater of three directors and such number of directors equal to the number of directors most recently elected by ordinary resolution at a meeting of shareholders. Our board of directors currently consists of six directors.

        Our articles provide that our board may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, to fill any casual vacancy occurring on the board provided the total number of directors so appointed may not exceed one-third the number of directors elected at the previous annual meeting of shareholders.

        Shareholders of a corporation governed by the BCBCA elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required.

Director Qualifications

        Under the BCBCA a director must not be:

  •
  under eighteen years of age;

  •
  found by a court, in Canada or elsewhere, to be incapable of managing their own affairs;

  •
  an undischarged bankrupt; or

  •
  convicted in or out of the Province of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud, unless:

  (a)
  a court orders otherwise,

  (b)
  5 years have elapsed since the last to occur of:

  (i)
  the expiration of the period set for suspension of the passing of sentence without a sentence having been passed;

  (ii)
  the imposition of a fine;

  (iii)
  the conclusion of the term of any imprisonment; and

  (iv)
  the conclusion of the term of any probation imposed, or

  (c)
  a pardon was granted or issued, or a record suspension was ordered, under the Criminal Records Act (Canada) and the pardon or record suspension, as the case may be, has not been revoked or ceased to have effect.

Removal of Directors

        Under the BCBCA, a corporation's shareholders may, by special resolution, remove any director before the expiration of their term of office, and may, by ordinary resolution, elect or appoint a director to fill the resulting vacancy. If the shareholders do not contemporaneously elect or appoint a director to fill the vacancy created by the removal of a director, then the directors may appoint, or the shareholders may elect or appoint by ordinary resolution, a director to fill that vacancy for the remainder of such term.

        Under the BCBCA, a director's term expires at the next annual meeting of shareholders. A director may be nominated for re-election to the board at the end of the director's term.

Vacancies on the Board of Directors

        Under the BCBCA, vacancies that exist on the board, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the articles, may be filled by the board if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors may only act for the purpose of appointing directors up to such number so as to establish quorum or summon a meeting of shareholders to fill any vacancies on the board or for any other purpose permitted by the BCBCA.

Limitation of Personal Liability of Directors and Officers

        Under the BCBCA, in exercising their powers and discharging their duties, directors and officers must act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No provision in the corporation's articles, resolutions or contracts can relieve a director or officer from the duty to act in accordance with the BCBCA or relieve a director from liability for a breach thereof. However, a director will not be liable for breaching his or her duty to act in accordance with the BCBCA if the director relied in good faith on:

  •
  financial statements represented to them by an officer or in a written report of the auditor to fairly reflect the financial condition of the corporation; or

  •
  a report of a person whose profession lends credibility to a statement made by such person.

Indemnification of Directors and Officers

        Under Division 5 of Part 5 of the BCBCA, we may indemnify any present or former director or officer or an individual who acts or has acted at our request as a director or officer, or an individual acting in a similar capacity, of another corporation or entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, a proceeding in which any such director, officer or other individual, by reason of him or her being or having been a director of officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. In addition we may, after the final disposition of any such proceeding, pay the expenses actually and reasonably incurred by any such director, officer or other individual in respect of that proceeding, or in certain circumstances we may pay such expenses as they are incurred. However, Division 5 of Part 5 of the BCBCA also provides that we must not provide such indemnification or payment of expenses in certain circumstances including if, in relation to the subject matter of the proceeding, such director, officer or other individual did not act honestly and in good faith with a view to our best interests, or, as the case may be, to the best interests of the associated corporation, and if, in the case of a proceeding other than a civil proceeding, such director, officer or other individual did not have reasonable grounds for believing that his or her conduct was lawful.

        Under our articles, our board of directors must cause us to indemnify our directors and officers and former directors and officers, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the BCBCA.

        We have entered into indemnity agreements with each of our directors agreeing to indemnify them, to the fullest extent permitted by law, against all liability, loss, harm damage cost or expense, reasonably incurred by the director in respect of any threatened, pending, ongoing or completed claim or civil, criminal, administrative, investigative or other action or proceeding made or commenced against him or in which he is or was involved by reason of the fact that he is or was a director of our company.

Sources of Dividends

        Dividends may be declared at the discretion of the board. Under the BCBCA, the directors may not declare, and we may not pay, dividends if there are reasonable grounds for believing that (i) we are, or would after such payment be unable to pay our liabilities as they become due or (ii) the realizable value of our assets would be less than the aggregate of our liabilities and of our stated capital of all classes of shares.

Amendments to the Notice of Articles and Articles

        Subject to the articles and the BCBCA, our directors may by resolution:

  (a)
  change the name of the corporation or adopt or change any translation of that name;

  (b)
  create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

  (c)
  increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established;

  (d)
  if we are authorized to issue shares of a class of shares with par value:

  (i)
  decrease the par value of those shares,

  (ii)
  if none of the shares of that class of shares are allotted or issued, increase the par value of those shares,

  (iii)
  subdivide all or any of its unissued or fully paid issued shares with par value into shares of smaller par value, or

  (iv)
  consolidate all or any of its unissued or fully paid issued shares with par value into shares of larger par value;

  (e)
  subdivide all or any of our unissued or fully paid issued shares without par value;

  (f)
  change all or any of our unissued or fully paid issued shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;

  (g)
  alter the identifying name of any of our shares;

  (h)
  consolidate all or any of our unissued or fully paid issued shares without par value; or

  (i)
  otherwise alter our shares or authorized share structure when required or permitted to do so by the BCBCA.

        See "—Authorization of Certain Corporate Action" for more details regarding the requirements to enact other substantive changes to our charter documents.

Interested Directors Transactions

        Under the BCBCA, a director or senior officer of a company holds a disclosable interest in a contract or transaction if (a) the contract or transaction is material to the company, (b) the company has entered, or proposes to enter, into the contract or transaction, and (c) either the director or senior officer has a material interest in the contract or transaction, or the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction. A director who has a disclosable interest in a contract or transaction is not entitled to vote on any directors' resolution to approve that contract or transaction. Further, subject to the BCBCA, generally a director or senior officer of the company is liable to account to the company for any profit that accrues to him or her under or as a result of a contract or transaction in which he or she holds a disclosable interest. However in certain circumstances a director or senior officer of the company will not be liable to account for and may retain any such profit including if the contract or transaction is approved by the directors after the nature and extent of the disclosable interest has been disclosed to the directors, or if the contract or transaction is approved by a special resolution of the shareholders after the nature and extent of the disclosable interest has been disclosed to the shareholders entitled to vote on that resolution. The disclosure of the nature and extent of a disclosable interest may be made to the company in writing or be evidenced in a consent resolution, the minutes of a meeting or other record deposited in the company's records office. '

Committees

        Under the BCBCA and our articles, our directors may, by way of resolution, appoint one or more committees consisting of directors from their number or other persons, as desired, and delegate to such committee members certain powers of the directors.

Derivative Actions

        Under the BCBCA, a complainant (as defined below) may, with leave of the court, prosecute or defend a legal proceeding in the name and on behalf of the corporation to enforce a right, duty or obligation owed to the corporation that could be enforced by the corporation itself or to obtain damages for any breach of such a right, duty or obligation. A "complainant" includes, in relation to us, a shareholder or director of the corporation. Accordingly, no such action may be brought and no such intervention in an action may be made unless the court is satisfied that:

  •
  the complainant has made reasonable efforts to cause our directors to prosecute or defend the legal proceeding,

  •
  notice of the application for leave has been given to us and to any other person the court may order,

  •
  the complainant is acting in good faith, and

  •
  it appears to the court that it is in the best interests of the company for the legal proceeding to be prosecuted or defended.

        Under the BCBCA, the court in a derivative action may make any order it thinks fit, including orders pertaining to the awarding of costs and the indemnification of certain individuals, including the complainant. Further, no legal proceeding prosecuted or defended in regards to a derivative action brought forward by a complainant may be discontinued, settled or dismissed without the approval of the court under the BCBCA.

Oppression Remedy

        Under the BCBCA, a shareholder of a corporation or any other person who, in the discretion of the court, is an appropriate person to make an application has the right to apply to the court on the grounds that:

  (a)
  the affairs of the corporation are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner oppressive to one or more of the shareholders, including the applicant; or

  (b)
  some act of the corporation has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, including the applicant.

        On such an application, the court can grant a variety of remedies, ranging from an order restraining the conduct complained of to an order requiring the corporation to repurchase the shareholder's shares or an order liquidating the corporation.

Inspection of Books and Records

        Under the BCBCA, our shareholders may examine, free of charge during normal business hours:

  •
  our notice of articles and articles and all amendments thereto;

  •
  the minutes and resolutions of our shareholders;

  •
  copies of all notices of directors filed under the BCBCA;

  •
  our register of directors; and

  •
  our central securities register.

        Any of our shareholders may request copies of our notice of articles and articles and all amendments thereto free of charge.

Exchange Controls

        Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors. There are no laws of Canada or exchange restrictions affecting the remittance of dividends or similar payments to non-resident holders of our common shares, except as described under "Item 10. Additional Information—E. Taxation—Canadian Federal Income Tax Considerations" in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

DESCRIPTION OF THE SECURITIES

        The following is a description of the terms and provisions of our shares, preferred shares and warrants to purchase shares or preferred shares, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

 DESCRIPTION OF COMMON SHARES

        We may issue our common shares either alone or underlying other securities convertible into or exercisable or exchangeable for our common shares.

        Holders of our common shares are entitled to certain rights and subject to certain conditions as set forth in our articles and the BCBCA. See "Description of Share Capital."

 DESCRIPTION OF OUR PREFERRED SHARES

        Our board of directors has the authority, without shareholder approval, to issue an unlimited number of preferred shares in one or more series. Our board of directors may establish the number of shares to be included in each such series and may set the designations, preferences, powers and other rights of the shares of a series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Canadian Solar. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

        As of the date of this document, there are no outstanding preferred shares of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. and Canadian federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

        Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our articles and the BCBCA. See "Description of Share Capital."

 DESCRIPTION OF WARRANTS

        We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

        We may issue warrants to purchase our common shares or preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

        Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

        The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

        The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

  •
  the title of the equity warrants;

  •
  the initial offering price;

  •
  the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

  •
  the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

  •
  anti-dilution provisions of the equity warrants, if any;

  •
  redemption or call provisions, if any, applicable to the equity warrants; and

  •
  any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

 PLAN OF DISTRIBUTION

        We or any selling shareholders may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

  •
  through agents;

  •
  to or through dealers or underwriters;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

        Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

        As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

        We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters, or dealers may be required to make. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

        Agents, underwriters, and dealers that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any agents, underwriters or dealers used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Conflicts of Interest

        Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

        Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

 LEGAL MATTERS

        The validity of the warrants offered by this prospectus, to the extent governed by the laws of the State of New York, will be passed upon for us by Kirkland & Ellis International LLP, our special United States counsel. The validity of the shares, preferred shares and warrants, to the extent governed by the laws of Canada, will be passed upon for us by WeirFoulds LLP, our special legal counsel as to Canadian law. Legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm, our counsel as to PRC law.

 EXPERTS

        The financial statements, incorporated in this prospectus by reference from the Company's Annual Report on Form 20-F, and the effectiveness of Canadian Solar Inc.'s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 30th Floor, Bund Center, 222 Yan An Road East, Shanghai, People's Republic of China.